UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2006, Indevus Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Thomas Farb relating to his hiring as President and Chief Operating Officer of the Company (the “Agreement”).

The Agreement provide for a term of one year, subject to automatic one year renewal periods unless notice of termination is given by either the Company or the Chief Operating Officer within sixty (60) days prior to each anniversary date of the Agreement. The Agreement provides for an initial annual base salary subject to increase at the discretion of the Board of Directors and for eligibility to participate in the Company’s Senior Executive Bonus Plan, subject to certain restrictions. Under the Agreement, the Company will also reimburse the Chief Operating Officer for the premiums for $1,000,000 additional term life insurance during the term of the Chief Operating Officer’s employment.

Pursuant to the Agreement, in the event Mr. Farb terminate his employment with the Company for “Just Cause,” including a “Change of Control,” as such terms are defined in the Agreement, or if an Agreement is not renewed by the Company, the Chief Operating Officer is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment.

The agreements also contain confidentiality and non-solicitation covenants in favor of the Company.

The foregoing summary of certain terms of the Agreement is not a complete description of all the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, the form of which is filed as Exhibit 10.1 and which is incorporated by reference herein.

In connection with the Agreement, the Company also entered into an Indemnification Agreement with Mr. Farb. The form of Indemnification Agreement is incorporated into this filing by reference to Exhibit 10.149 filed with Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Further, in connection with Mr. Farb’s hiring, the Company granted Mr. Farb options to purchase 600,000 shares of the Company’s common stock, 50,000 shares of restricted common stock of the Company and a performance stock award, all pursuant to the Company’s 2004 Equity Incentive Plan. The options vesting 25% upon one year from the date of grant and 6.25% every quarter for the next three years thereafter. The Restricted Stock Awards fully vest in three equal annual installments in each of October 2007, 2008 and 2009. The Restricted Stock Awards are subject to transfer restrictions, forfeiture and acceleration provisions. The Performance Stock Awards vest on October 16, 2009 and the amount of such awards is determined in accordance with, and subject to, the achievement of certain milestones related to the market price of Indevus’ Common Stock, and vesting is dependent on the recipient remaining employed by Indevus on October 16, 2009. The number of shares the recipient is entitled to receive, if any, at such time is dependent on the market price at which Indevus’ Common Stock trades for 20 consecutive business days at any time during the three year period prior to such vesting date. With regards to the Performance Stock Awards, depending on such prices as may be attained, Mr. Farb could in the aggregate receive either (i) 45,000, (ii) 60,000, (iii) 75,000, or (iv) no Shares.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2006, the Company issued a press release announcing that Thomas Farb, was hired as President and Chief Operating Officer of the Company. Mr. Farb is 49 years of age and previously served at Indevus as Executive Vice President and Chief Financial Officer from 1994 through 1998. Following Mr. Farb’s tenure at Indevus, he became a General Partner and Chief Financial Officer of Summit Partners, Boston, Massachusetts, from 1998 to 2003. Summit Partners, founded in 1984, manages numerous private equity, subordinated debt and hedge funds and has cumulative capital under management of approximately $9.0 billion.

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Mr. Farb co-founded in 2003 and until prior to this announcement, has been Managing Director of New America Partners, Boston, Massachusetts, an investment management and merchant banking firm. New America provides financing and M&A advisory services to companies and investment funds through a joint venture with Cappello Capital Corporation, an investment banking firm located in Santa Monica, California.

Prior to joining Indevus as chief financial officer in 1994, Mr. Farb was Vice President of Corporate Development and Strategic Planning and Chief Financial Officer from 1992 to 1994 of Cytyc Corporation (NASD: CYTC), a publicly-held medical device and diagnostics company developing and selling clinical products focused on women’s health. Mr. Farb has served on the board of Fair Isaac Corporation (NYSE: FIC), Redwood Trust (NYSE: RWT), Saf-T-Med, SIV Technologies and the Asia America Chamber of Commerce, among other companies.

A copy of the press release is attached as Exhibit 99.1 to this report

Section 8—Other Events

Item 8.01 Other Events.

On October 18, 2006, the Company issued a press release announcing that it has received a $10 million milestone payment from Esprit Pharma, the Company’s partner in the U.S. for SANCTURA(R) and SANCTURA XR(TM). The payment follows submission of the Company’s New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) seeking approval for SANCTURA XR. A copy of the press release is attached as Exhibit 99.2 to this report.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description
10.1	A copy of the Form of Employment Agreement by and between the Company and Thomas Farb

99.1	A copy of the Press Release of the Company dated October 17, 2006

99.2	A copy of the Press Release of the Company dated October 18, 2006

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: These factors include, but are not limited to: dependence on the success of SANCTURA® and SANCTURA XR™; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA, SANCTURA XR and NEBIDO®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing, marketing and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; our reliance on intellectual property and having limited patients and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: October 20, 2006	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer

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